SOUTHWEST SECURITIES
Member of SWS Group

COPY

November 25, 2009

Mr. Bill Hunt
Network 1 Financial Securities, Inc.
2 Bridge Avenue
4th Floor, Building 2
Red Bank, NJ 07701

Re: Fully Disclosed Clearing Agreement

Dear Bill,

Please consider this letter as notification of our intent to terminate our clearing relationship with Network 1 Financial Securities, Inc. effective 90 days from the date of this letter, as is required by paragraph 12 of the Fully Disclosed Clearing Agreement between our two firms, and detailed in the Schedule A of the Fully Disclosed Clearing Agreement.

Please contact Kate Roberson at your earliest convenience to let us know of your new clearing firm. We will do everything possible to make this a smooth transition for you and your customers. Should you have any questions please feel free to contact the undersigned.

Sincerely,

Scott Kennedy
Senior Vice President
Director of Relationship Management

Cc: Virginia Jans, Director, FINRA District 6
John Lacey, Chief Operations Officer, Southwest Securities
Kimberly Williams, Senior Vice President, Southwest Securities